UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[X] Definitive Proxy Statement
[_] Definitive Additional Materials

Delta Apparel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
NOVEMBER 19, 2001

TO OUR SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of Delta Apparel, Inc., a Georgia corporation (“Delta Apparel”), will be held at the Corporate Office, 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on Monday, November 19, 2001, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors to serve until the next annual meeting of shareholders of Delta Apparel or until their successors have been duly elected and qualified;

2.	To approve the Company’s Short-Term Incentive Compensation Plan; and

3.	To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors of Delta Apparel recommends that shareholders vote FOR the nominees for director listed in the Delta Apparel proxy statement enclosed with this notice and FOR approval of the proposal described in item 2 above.

     Delta Apparel has fixed the close of business on October 15, 2001 as the record date for the determination of the shareholders of Delta Apparel entitled to receive notice of and to vote at the Annual Meeting. Only Delta Apparel shareholders of record at the close of business on October 15, 2001 will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Martha M. Watson Secretary

October 19, 2001

ELECTION OF DIRECTORS
PROPOSAL TO APPROVE THE COMPANY’S SHORT-TERM INCENTIVE COMPENSATION PLAN

DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 19, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Apparel, Inc., a Georgia corporation (“Delta Apparel” or the “Company”), to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Corporate Office, 2750 Premiere Parkway, Suite 100, Duluth, Georgia, at 10:00 a.m. on Monday, November 19, 2001. The approximate date of first mailing this Proxy Statement and the accompanying proxy is October 19, 2001.

     Only shareholders of record at the close of business on October 15, 2001 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were outstanding 2,334,149 shares of common stock, $0.01 par value (the only voting securities), of the Company. Each share is entitled to one vote.

     Each shareholder described above will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) delivering to the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or giving notice of revocation in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, Attention: Secretary.

     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted (1) FOR election to the Board of Directors of the nominees described herein, (2) FOR the proposal to approve the Company’s Short-Term Incentive Compensation Plan, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

     The presence, either in person or by proxy, of the holders of two-thirds of the outstanding shares of common stock at October 15, 2001 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders do not have the right to cumulate their votes with respect to the election of directors. The Company’s Short-Term Incentive Compensation Plan will be approved if a quorum is present and the number of votes cast for the plan exceeds the number of votes cast against the plan. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the votes respecting the matters to be voted upon at the meeting.

     Shareholders do not have any dissenters’ rights or appraisal rights with respect to any matter described in this proxy statement.

THE SPIN-OFF FROM DELTA WOODSIDE INDUSTRIES, INC.

     The business of the Company was originally conducted by the Delta Apparel Company division of various subsidiaries of Delta Woodside Industries, Inc., a South Carolina corporation (“Delta Woodside”), whose common stock is traded on the New York Stock Exchange under the symbol “DLW.” The Company was formed as an indirect subsidiary of Delta Woodside in December 1999. In May of 2000, Delta Woodside reorganized its subsidiaries and divisions, and all of the assets and operations of the Delta Apparel Company division were transferred to the Company, which became a direct subsidiary of Delta Woodside, or to a subsidiary of the Company. Then on June 30, 2000, Delta Woodside spun-off the Company by means of a pro rata distribution of all of the outstanding common stock of the Company to Delta Woodside’s stockholders of record on June 19, 2000. Also on June 30, 2000, Delta Woodside similarly spun-off Duck Head Apparel Company, Inc., a Georgia corporation (“Duck Head”), to which had been transferred the Duck Head Apparel Company division of Delta Woodside and various subsidiaries of Delta Woodside. After the spin-offs, Delta Woodside’s sole operating division was its Delta Mills Marketing Company division owned and operated by its subsidiary Delta Mills, Inc. (“Delta Mills”). Historical data contained in this proxy statement for the periods prior to June 30, 2000 pertain to the Delta Apparel Company division of Delta Woodside’s subsidiaries or the Company prior to the spin-off.

ELECTION OF DIRECTORS
(Item 1)

     The by-laws of the Company provide that the number of Directors to be elected at any meeting of shareholders may be determined by the Board of Directors. The Board has determined that seven Directors shall be elected at the Annual Meeting. The shareholders’ common stock may not be voted cumulatively in the election of Directors.

     The following seven persons are nominees for election as Directors at the Annual Meeting to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of Directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below, all of who are currently Directors of the Company. Each such person is a citizen of the United States. There are no family relationships among the Directors and the executive officers of the Company.

     Management of the Company believes that all of the nominees will be available and able to serve as Directors, but in the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors.

Name, Age &
Business Address	Principal Occupation	Director Since

William F. Garrett (60) 1071 Avenue of the Americas New York, NY 10018	President & Chief Executive Officer of Delta Woodside Greenville, South Carolina (2)(10)	1998 (1)

C.C. Guy (68) 918 Elizabeth Road Shelby, NC 28150	Retired Businessman Shelby, NC (3)(9)	1984 (1)

Robert W. Humphreys (44) 109 Barksdale Green Greenville, SC 29607	President & Chief Executive Officer of Delta Apparel (4)	1999

Dr. James F. Kane (69) 1705 College Street Columbia, SC 29208	Dean Emeritus of the College of Business Administration of the University of South Carolina Columbia, SC (5)(9)(10)(11)	1986 (1)

Dr. Max Lennon (61) Post Office Box 1775 Mars Hill, NC 28754	President of Mars Hill College Mars Hill, NC (6)(9)(10)(11)(12)	1986 (1)

E. Erwin Maddrey, II (60) 233 N. Main Street, Suite 200 Greenville, SC 29601	President of Maddrey & Associates Greenville, SC (7)(12)	1984 (1)

Buck A. Mickel (45) Post Office Box 6721 Greenville, SC 29606	President & Chief Executive Officer of RSI Holdings, Inc. Greenville, SC (8)(10)(12)	1984 (1)

     (1)  Includes service as a director of Delta Woodside and Delta Woodside’s predecessor by merger, Delta Woodside Industries, Inc., a Delaware corporation (“Old Delta Woodside”), or any predecessor company to Old Delta Woodside.

     (2)  William F. Garrett served as a divisional Vice President of J. P. Stevens & Company, Inc. from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from 1984 until 1986, at which time the Delta Mills Marketing Company division was acquired by a predecessor of Old Delta Woodside. From 1986 until June 2000 he served as the President of Delta Mills Marketing Company, a division of a subsidiary of Delta Woodside. Mr. Garrett became President and Chief Executive Officer of Delta Woodside in June 2000. Delta Woodside is in the business of manufacturing and selling textile fabric. Mr. Garrett is also a director of Delta Woodside.

     (3)  C. C. Guy served as Chairman of the Board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside’s predecessors in 1984 until November 1989. Since before the November 15, 1989 merger (the “RSI Merger”) of Old Delta Woodside into RSI Corporation, a South Carolina corporation that changed its name to Delta Woodside Industries, Inc. and is now Delta Woodside, he has been a director of RSI Holdings, Inc., and from before the RSI Merger until January 1995 he also served as President of RSI Holdings, Inc. RSI Holdings, Inc. until 1992 was engaged in the sale of outdoor power equipment, until 1994 was engaged in the sale of turf care products, until January 2000 was engaged in the consumer finance business and currently has ceased business operations but is evaluating other business opportunities. Prior to November 15, 1989, RSI Holdings, Inc. was a subsidiary of RSI Corporation. Mr. Guy served from October 1979 until November 1989 as President, Treasurer and a director of RSI Corporation. Prior to the RSI Merger, RSI Corporation owned approximately 40% of the outstanding shares of common stock of Old Delta Woodside and, among other matters, was engaged in the office supply business, as well as the businesses of selling outdoor power equipment and turf care products. Mr. Guy also serves as a director of Delta Woodside.

     (4)  Robert W. Humphreys was elected President and Chief Executive Officer of Delta Apparel in December 1999. He was elected President of the Delta Apparel Company division of Delta Woodside in April 1999. He served as Vice President-Finance and Assistant Secretary of Delta Woodside from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside.

     (5)  Dr. James F. Kane is Dean Emeritus of the College of Business Administration of the University of South Carolina, having retired in 1993 as Dean, in which capacity he had served since 1967. He also serves as a director of Delta Woodside and Glassmaster Company.

     (6)  Dr. Max Lennon was President of Clemson University from March 1986 until August 1994. He was President and Chief Executive Officer of Eastern Foods, Inc., which was engaged in the business of manufacturing and distributing food products, from August 1994 until March 1996. He commenced service in March 1996 as President of Mars Hill College. He also serves as a director of Delta Woodside and Duke Power Company.

     (7)  E. Erwin Maddrey, II was President and Chief Executive Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside’s predecessors in 1984 until the RSI Merger and he served in these positions with Delta Woodside from the RSI Merger until June 2000. He is currently the President of Maddrey & Associates, which oversees its investments and provides consulting services. He also serves as a director of Delta Woodside and Kemet Corporation. Mr. Maddrey is the chairman of the Board of Directors of the Company.

     (8)  Buck A. Mickel was a Vice President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside’s predecessors until November 1989, Secretary of Old Delta Woodside from November 1986 to March 1987, and Assistant Secretary of Old Delta Woodside from March 1987 to November 1988. He served as Vice President and a director of RSI Holdings, Inc. from before the RSI Merger until January 1995 and as Vice President of RSI Holdings, Inc. from September 1996 until July 1998 and has served as President, Chief Executive Officer and a director of RSI Holdings, Inc. from July 1998 to the present. He served as Vice President of RSI Corporation from October 1983 until November 1989. Mr. Mickel also serves as a director of Delta Woodside.

     (9)  Member of Audit Committee.

     (10)  Member of Compensation Committee.

     (11)  Member of Compensation Grants Committee.

     (12)  Member of the Corporate Governance Committee.

     The Company’s Directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     The Board of Directors of the Company met physically or by telephone twelve times during the fiscal year ended June 30, 2001. During fiscal 2001, the Audit Committee of the Board of Directors met five times, the Compensation Committee met two times, the Compensation Grants Committee met two times and the Corporate Governance Committee met one time either in person or telephonically. Each Director attended or participated in at least 75 percent of the meetings of the Board and of any committee of which he was a member.

     The Audit Committee reviews the Company’s annual financial statements and any reports or other financial information submitted to any governmental body or the public, makes recommendations to the Board regarding the selection of the Company’s independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the fee payable to the independent accountants, reviews the audit results, reviews the integrity of the Company’s internal and external financial reporting process, maintains a code of ethical conduct for the Company’s management and performs other functions set forth in its charter.

     The Compensation Committee reviews and submits to the Board of Directors suggested executive officers’ salaries and bonuses, other than bonuses under the Company’s Short-Term Incentive Compensation Plan (the “Short-Term Incentive Compensation Plan”). The Compensation Grants Committee grants awards under the Company’s Incentive Stock Award Plan (the “Incentive Stock Award Plan”), options under the Company’s 2000 Stock Option Plan (the “Stock Option Plan”), and bonuses under the Company’s Short-Term Incentive Compensation Plan.

     The Corporate Governance Committee identifies, interviews and recommends to the Board candidates for election to the Board. The Corporate Governance Committee also reviews and reports to the Board as to various corporate governance matters.

     The Corporate Governance Committee will consider director nominees recommended by holders of the Company’s common stock. Shareholder nominations must be in writing and otherwise comply with the requirements of the Company’s bylaws. If the election of directors is to take place at an annual meeting of shareholders, then a shareholder nomination must be received by the Company (A) no later than 120 days prior to the first anniversary of the previous year’s annual meeting or (B) if there was no annual shareholders meeting the previous year or the date of the annual shareholders’ meeting has been moved more than 30 days from the date of the previous year’s meeting then no later than ten days after notice or public disclosure of the date of the annual meeting is first given or made to shareholders. If the election of directors is to take place at a special meeting of shareholders, then a shareholder nomination must be received by the Company no later than ten days after notice or public disclosure of the date of the special meeting is first given or made to shareholders. The written nomination must include (a) the name and address of the shareholder who intends to make the nomination and the name and address of each of his nominees, (b) the class and number of shares held by the nominator as of the record date of the meeting and as of the date of the notice (including shares held of record or beneficially and shares represented by proxy), certain information about record ownership and a representation that the nominator intends to appear in person at the meeting to make the nominations, (c) a description of all arrangements between the nominator and the nominee(s) relating to the nomination, (d) the same information about the nominee(s) that the Company would be required to include in a proxy statement under the Securities and Exchange Commission’s proxy rules if the Company were making the nomination, (e) the written consent of each nominee to serve as a director of the Company and (f) any other information the Company may reasonably request. Copies of the Company’s bylaws may be obtained by writing or calling the Company at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, tel: (678) 775-6900, attention: Herbert M. Mueller, Vice President.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT

     The following table sets forth certain information as of October 15, 2001, regarding the beneficial ownership of the Company’s common stock by (i) persons beneficially owning in any case more than five percent of the common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under “Management Compensation”, and (iv) all current directors and executive officers as a group. Unless otherwise noted in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company shown as beneficially owned by them.

	Shares
	Beneficially
Beneficial Owner	Owned	Percentage

Bettis C. Rainsford (1) 108-1/2 Courthouse Square Post Office Box 388 Edgefield, SC 29824	328,568	14.1

Reich & Tang Asset Management L. P. (2) 600 Fifth Avenue New York, New York 10020	281,800	12.1

Franklin Resources, Inc. (3) Franklin Advisory Services, LLC Charles B. Johnson Rupert H. Johnson, Jr. 777 Mariners Island Boulevard San Mateo, California 94404	224,000	9.6

Dimensional Fund Advisors Inc. (4) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	191,291	8.2

Royce & Associates (5) 1414 Avenue of the Americas Ninth Floor New York, NY 10019	190,440	8.2

E. Erwin Maddrey, II (6) 233 North Main Street Suite 200 Greenville, SC 29601	347,814	14.9

Buck A. Mickel (7) (8) Post Office Box 6721 Greenville, SC 29606	158,963	6.8

Micco Corporation (8) Post Office Box 795 Greenville, SC 29602	124,063	5.3

	Shares
	Beneficially
Beneficial Owner	Owned	Percentage

Minor H. Mickel (8)(9)	157,804	6.8
415 Crescent Avenue
Greenville, SC 29605

Minor M. Shaw (8)(10) Post Office Box 795 Greenville, SC 29602	152,008	6.5

Charles C. Mickel (8) (11) Post Office Box 6721 Greenville, SC 29606	149,694	6.4

William F. Garrett (12)	429	(20)

C. C. Guy (13)	4,070	(20)

Robert W. Humphreys (14)	30,472	1.3

Dr. James F. Kane (15)	4,276	(20)

Dr. Max Lennon (16)	3,102	(20)

Herbert M. Mueller (17)	11,034	(20)

Martha M. “Sam” Watson (18)	3,126	(20)

All current directors and executive officers as a group (9 Persons) (19)	563,286	24.1

     (1)  Mr. Rainsford was a director of the Company until September 14, 2000 and was the Executive Vice President, Treasurer and Chief Financial Officer of Delta Woodside until October 1, 1999. The information set forth in the table above is based on a Form 4 filed by Mr. Rainsford on March 2, 2001 with the Securities and Exchange Commission.

     (2)  The information set forth in the table above is based on Amendment #1 to Schedule 13G of Reich & Tang Asset Management, L.P. (“Reich & Tang”) filed with the Securities and Exchange Commission on February 15, 2001 pertaining to its ownership of the Company’s common stock. In the amendment, Reich & Tang reported that, with respect to the common stock of the Company, it has shared voting power and shared dispositive power with respect to all of the shares shown. The amendment reported that the shares of the Company’s common stock were held on behalf of certain accounts for which Reich & Tang provides investment advice and as to which Reich & Tang has full voting and dispositive power for as long as it retains management of the assets. According to the amendment, each account has the right to receive and the power to direct receipt of dividends from, or the proceeds from the sale of, the shares. The amendment reported that none of such accounts has an interest with respect to more than 5% of the outstanding shares of the Company.

     (3)  The information set forth above is based on a Schedule 13G that was filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on January 30, 2001 with respect to the Company’s common stock. In the amendment FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by one or more direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported in the amendment.

     (4)  The information set forth in the table above is based on Schedule 13G that was filed by Dimensional Fund Advisors Inc. (“Dimensional”) with the Securities and Exchange Commission on February 2, 2001 with respect to its ownership of shares of the Company. Dimensional reported that it had sole voting power and sole dispositive power with respect to all of the shares. The Schedule 13G reports that Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts, that all of the shares of the Company’s common stock were owned by such investment companies, trusts or accounts, that in its role as investment adviser or manager Dimensional possesses voting and/or investment power over the Company’s shares reported, that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company, trust or account client owned more than 5% of the outstanding shares of the Company’s common stock.

     (5)  The information set forth in the table above is based on a Schedule 13G filed by Royce & Associates, Inc. (“Royce”), Royce Management Company “RMC”) and Charles M. Royce with the Securities Commission on February 8, 2001 with respect to the Company’s common stock. In the Schedule 13G, Royce reported that the shares are beneficially owned by Royce and RMC. The Schedule 13G also reported that Charles M. Royce may be deemed to be a controlling person of both Royce and RMC and, therefore, may be deemed to beneficially own the shares. Mr. Royce holds no shares of the Company’s common stock directly and disclaims beneficial ownership of the shares held by Royce and RMC. The Schedule 13G reported that Royce has sole power to vote and/or dispose of 172,940 of the shares and RMC has the sole power to vote and/or dispose of 17,500 of the shares. The Schedule 13G reported that Royce, RMC and Charles M. Royce act as a group for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G reported that no entity has more than a 5% interest in the securities reported in the Schedule.

     (6)  Mr. Maddrey is the chairman of the board and a director of the Company and was the President and Chief Executive Officer of Delta Woodside until June 2000. The number of shares shown as beneficially owned by Mr. Maddrey includes 43,147 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership and approximately 107 shares allocated to the account of Mr. Maddrey in Delta Woodside’s Savings and Investment Plan (the “Delta Woodside 401(k) Plan”). Mr. Maddrey is fully vested in the shares allocated to his account in the Delta Woodside 401(k) Plan.

     (7)  Buck A. Mickel is a director of the Company. The number of shares shown as beneficially owned by Buck A. Mickel includes 34,613 shares directly owned by him, all of the 124,063 shares owned by Micco Corporation, and 287 shares held by him as custodian for a minor. See Note (8).

     (8)  Micco Corporation owns 124,063 shares of the Company’s common stock. The shares of common stock of Micco Corporation are owned in equal parts by Minor H. Mickel, Buck A. Mickel (a director of the Company), Minor M. Shaw and Charles C. Mickel. Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are the children of Minor H. Mickel. Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are officers and directors of Micco Corporation. Each of Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel disclaims beneficial ownership of three-quarters of the shares of the Company’s common stock owned by Micco Corporation. Minor H. Mickel directly owns 33,741 shares of the Company’s common stock. Buck A. Mickel, directly or as custodian for a minor, owns 34,900 shares of the Company’s common stock. Charles C. Mickel, directly or as custodian for his children, owns 25,621 shares of the Company’s common stock. Minor M. Shaw, directly or as custodian for her children, owns 26,497 shares of the Company’s common stock. Minor M. Shaw’s husband, through an individual retirement account and as custodian for their children, beneficially owns approximately 1,448 shares of the Company’s common stock, as to which shares Minor M. Shaw may also be deemed a beneficial owner. Minor M. Shaw disclaims beneficial ownership with respect to these shares and with respect to the 274 shares of the Company’s common stock held by her as custodian for her children. The spouse of Charles C. Mickel owns 10 shares of the Company’s common stock, as to which shares Charles C. Mickel may also be deemed a beneficial owner. Charles C. Mickel disclaims beneficial ownership with respect to these shares and with respect to the 351 shares of the Company’s common stock held by him as custodian for his children. Buck A. Mickel disclaims beneficial ownership with respect to the 287 shares of the Company’s common stock held by him as custodian for a minor.

     (9)  The number of shares shown as beneficially owned by Minor H. Mickel includes 33,741 shares directly owned by her and all of the 124,063 shares owned by Micco Corporation. See Note (8).

     (10)  The number of shares shown as beneficially owned by Minor M. Shaw includes 26,497 shares owned by her directly or as custodian for her children, approximately 1,448 shares beneficially owned by her husband through an individual retirement account or as custodian for their children, and all of the 124,063 shares owned by Micco Corporation. See Note (8).

     (11)  The number of shares shown as beneficially owned by Charles C. Mickel includes 25,621 shares owned by him directly or as custodian for his children, 10 shares owned by his wife and all of the 124,063 shares owned by Micco Corporation. See Note (8).

     (12)  William F. Garrett is a director of the Company. The number of shares shown as beneficially owned by Mr. Garrett includes 208 shares allocated to the account of Mr. Garrett in the Delta Woodside 401(k) Plan. Mr. Garrett is fully vested in the shares allocated to his account in the Delta Woodside 401(k) Plan.

     (13)  C. C. Guy is a director of the Company. The number of shares shown as beneficially owned by C. C. Guy includes 1,896 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

     (14)  Robert W. Humphreys is President and Chief Executive Officer and a director of the Company. The shares shown as beneficially owned in the table above include 15,625 shares subject to options that are currently exercisable and 50,000 shares are excluded from the table that are covered by options that are not exercisable within 60 days after October 15, 2001. Also excluded from the above are 12,000 shares subject to awards under the Company’s Incentive Stock Award Plan that will not vest within 60 days after October 15, 2001.

     (15)  Dr. James F. Kane is a director of the Company. The shares shown as beneficially owned by him are held in a Keogh account or an IRA account.

     (16)  Dr. Max Lennon is a director of the Company.

     (17)  Herbert M. Mueller is Vice President, Chief Financial Officer and Treasurer of the Company. The shares shown as beneficially owned in the table above include 3,500 shares subject to options that are currently exercisable and 11,200 shares are excluded from the table that are covered by options that are not exercisable within 60 days after October 15, 2001. Also excluded from the above are 3,600 shares subject to awards under the Company’s Incentive Stock Award Plan that will not vest within 60 days after October 15, 2001.

     (18)  Martha M. “Sam” Watson is Vice President and Secretary of the Company. The shares shown as beneficially owned in the table above include 2,000 shares subject to options that are exercisable within 60 days after October 15, 2001 and 6,000 shares are excluded from the table that are covered by options that are not exercisable within 60 days after October 15, 2001. Also excluded from the table above are 3,200 shares subject to awards under the Company’s Incentive Stock Award Plan that will not vest within 60 days after October 15, 2001.

     (19)  Includes all shares deemed to be beneficially owned by any current director or executive officer.

     (20)  Less than one percent.

EXECUTIVE OFFICERS

     The following provides certain information regarding the current executive officers of the Company. The business address of each executive officer listed below is Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097.

Name and Age	Position

Robert W. Humphreys (44)	President and Chief Executive Officer (1)

Herbert M. Mueller (44)	Vice President, Chief Financial Officer and Treasurer (2)

Martha M. “Sam” Watson (48)	Vice President and Secretary (3)

     (1)  See information under the subheading “Election of Directors”.

     (2)  Herbert M. Mueller was elected to serve as Vice President, Chief Financial Officer and Treasurer of Delta Apparel in December 1999. He was elected to serve as Vice President of the Delta Apparel Company division of Delta Woodside in April 1998. Prior to joining the Delta Apparel Company division, Mr. Mueller served as Corporate Controller (from June 1991 to June 1997 and from October 1997 to April 1998) and Senior Director of Business Planning (from July 1997 to October 1997) of Swift Denim, a manufacturer of denim fabric.

     (3)  Martha M. Watson was elected to serve as Vice President and Secretary of the Company in October 2000. Prior to joining the Company, Ms. Watson served as President of Carolina Benefit Services (from September 1999 to October 2000), Vice President of Operations for Sunland Distribution, Inc., a public warehousing company (from January 1999 to September 1999), and Director of Human Resources for the following divisions of Delta Woodside: Stevcoknit Fabrics Company (from January 1990 to January 1999) and Delta Apparel Company (from July 1987 to January 1990).

     The Company’s executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth information for the fiscal years ended June 30, 2001, July 1, 2000 and July 3, 1999 respecting the compensation that was earned by the Company’s current Chief Executive Officer and by the other executive officers of Delta Apparel who earned salary and bonus in fiscal 2001 from the Company in excess of $100,000 (the “Named Executives”). Except as described in the notes to the table with respect to Robert W. Humphreys and Martha M. Watson, each individual listed in the table worked exclusively for the Delta Apparel Company division of various subsidiaries of Delta Woodside during fiscal year 2000 and fiscal year 1999, and amounts shown for those years were paid by Delta Woodside or one of its subsidiaries.

SUMMARY COMPENSATION TABLE

						Long-Term
		Annual Compensation				Compensation

						Awards	Payouts

				Other		Securities
				Annual		Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation		Options	Payouts	Compensation
Principal Position	Year	($)(a)	($)(a)(b)	($)		(#)	($)	($)

Robert W. Humphreys	2001	300,000	658,500	85,597	(e)	82,500 (f)	—	6,145	(h)(k)

President & Chief	2000	300,000	908,700	7,007	(e)	—	117,000 (g)	5,735

Executive Officer (c)	1999	223,077	94,286	14,733	(e)	—	—	543,449

Herbert M. Mueller	2001	159,154	153,650	25,679	(e)	20,000 (f)	—	2,134	(i)(k)

Vice President, Chief	2000	148,654	212,030	—		—	—	2,004

Financial Officer &	1999	140,000	23,080	3,880	(e)	—	—	372

Treasurer

Martha M. Watson	2001	76,154	65,850	11,097	(e)	11,200 (f)	—	508	(j)(k)

Vice President & Secretary (d)

     (a)  The amounts shown in the column include sums the receipt of which were deferred pursuant to the Company’s Savings and Investment Plan (the “Delta Apparel 401(k) Plan”), the Delta Woodside Savings and Investment Plan (the “Delta Woodside 401(k) Plan”), the Company’s deferred compensation plan or the Delta Woodside deferred compensation plan.

     (b)  Amounts in this column are cash bonuses paid to reward performance.

     (c)  Mr. Humphreys became the President and chief executive officer of the Delta Apparel Company division of Delta Woodside in April 1999 and President and chief executive officer of the Company in December 1999. He was elected Vice President-Finance and Assistant Secretary of Delta Woodside in May 1998 but resigned from service as an officer of Delta Woodside in November 1999. The information in the table includes Mr. Humphreys’ compensation from Delta Woodside and its subsidiaries, including the Company, for all of fiscal 1999 and 2000.

     (d)  Ms. Watson was elected to serve as Vice President and Secretary in October 2000. Prior to joining Delta Apparel, Ms. Watson served as President of Carolina Benefit Services.

     (e)  The amounts shown were paid either by the Company in connection with the vesting of awards under the Company’s Incentive Stock Award Plan or by Delta Woodside in connection with the vesting of awards under the Delta Woodside Incentive Stock Award Plan and were in each case approximately sufficient, after the payment of all applicable income taxes, to pay the participant’s federal and state income taxes attributable to the vesting of the award. The tax assistance related to the vesting of these awards is earned in, and recorded above for, the fiscal year in which the related award vests (which in many instances is the last day of the fiscal year), though such amounts in some instances were actually paid in the fiscal year following vesting of the related award.

     (f)  Includes awards under the Company’s Incentive Stock Award Plan. These awards are treated as options.

     (g)  62% of this award constituted a grant of Delta Woodside common stock valued at $1.50 per share, the closing price for Delta Woodside common stock on March 15, 2000, the date the Delta Woodside board of directors authorized its issuance. The remainder of this award consisted of cash to pay expected income taxes on the value of the total award. The award was made in connection with the termination of Delta Woodside’s Long Term Incentive Plan prior to the spin-off of the Company on June 30, 2000.

     (h)  The fiscal 2001 amount represents $1,939 contributed by the Company to the Delta Apparel 401(k) Plan for Mr. Humphreys with respect to his compensation deferred under the Delta Apparel 401(k) Plan and $4,206 earned on Mr. Humphreys’ deferred compensation at a rate in excess of 120% of the federal mid-term rate.

     (i)  The fiscal 2001 amount represents $738 contributed by the Company to the Delta Apparel 401(k) Plan for Mr. Mueller with respect to his compensation deferred under the Delta Apparel 401(k) Plan, $64 contributed by Delta Apparel to Delta Apparel’s deferred compensation plan as payment for the amount of Delta Apparel contributions to the Delta Apparel 401(k) Plan for fiscal year 2000 that were not made for Mr. Mueller because of Internal Revenue Code contribution limitations, and $1,332 earned on Mr. Mueller’s deferred compensation at a rate in excess of 120% of the federal mid-term rate.

     (j)  The fiscal 2001 amount represents $508 contributed by the Company to the Delta Apparel 401(k) Plan for Ms. Watson with respect to her compensation deferred under the Delta Apparel 401(k) Plan.

     (k)  The 401(k) Plan allocation shown for the fiscal year was allocated to the participant’s account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant’s compensation during the prior fiscal year.

     The amounts shown in the table above do not include reimbursement by the Company, Delta Woodside or their respective subsidiaries for certain automobile expenses and other items. The non-business personal benefit to any Named Executive of these amounts does not exceed the lesser of $50,000 or 10% of the Named Executive’s total salary and bonus.

Option Grants in Last Fiscal Year

     The following table provides certain information respecting the grant to any Named Executive during fiscal 2001 of awards under the Company’s Incentive Stock Award Plan or options under the Company’s Stock Option Plan. For purposes of this table, awards under the Company’s Incentive Stock Award Plan are treated as options.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants						Potential Realizable Value At
						Assumed Annual Rate of
						Stock Price Appreciation for
						Option Term (c)
			Percent Of
	Number of		Total
	Securities		Options
	Underlying Options		Granted To	Exercise Or
	Granted		Employees	Base Price	Expiration	0%	5%	10%
Name	(#)		In Fiscal Year	($/Sh)	Date	($)	($)	($)

Robert W. Humphreys	20,000	(a)	33.96	$0.01	(a)	186,050	199,367	222,257

President & CEO	62,500	(b)	39.18	$9.31	7-14-05	—	160,641	355,621

Herbert M. Mueller

Vice President, CFO	6,000	(a)	10.19	$0.01	(a)	55,815	59,810	66,677

& Treasurer	14,000	(b)	8.78	$9.31	7-14-05	—	35,984	79,659

Martha M. Watson
Vice President &	3,200	(a)	6.79	$0.01	(a)	48,960	52,464	58,486

Secretary	8,000	(b)	5.02	$12.25	10-18-05	—	27,048	59,878

(a)	These represent shares covered by an award granted during fiscal 2001 under the Company’s Incentive Stock Award Plan, pursuant to which a participant can acquire shares of the Company’s common stock for $0.01 cash per share upon the vesting of the award respecting such shares. Each grant of an award under the plan sets forth the circumstances under which all or part of the award will vest. 20% of each award vested on each of July 31, 2000 and June 30, 2001. An additional 20% of each award will vest on June 29, 2002 if the recipient continues to be employed by the Company on such date. The remaining 40% of each award will vest on the date the Company files its Annual Report on Form 10-K for fiscal 2002 with the Securities and Exchange Commission if the recipient continues to be employed by the Company on such date and certain performance criteria are met for the three-year period ending June 29, 2002. All awards vest in full upon a change of control. The part, if any, of an award that does not vest is forfeited. In connection with the vesting of any award, the Company pays the participant cash in an amount approximately sufficient, after the payment of all applicable income taxes, to pay the participant’s federal and state income taxes attributable to the vesting of the award.

(b)	These represent shares covered by an option granted during fiscal 2001 under the Company’s Stock Option Plan, pursuant to which a participant is granted the right to acquire shares of the Company’s Common Stock for an exercise price per share equal to the fair market value on the date of the grant. Each option granted under the plan sets forth the circumstances under which all or part of the option can be exercised. The expiration date set forth in the table is the termination date for the option. Each option became exercisable, or will become exercisable, with respect to the shares underlying that option in 25% increments on the first four anniversaries of the date of grant.

(c)	Based on annual compounding at assumed appreciation rate until termination date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides certain information respecting the exercise by any Named Executive during fiscal 2001 of awards granted under the Company’s Incentive Stock Award Plan and options granted under the Company’s Stock Option Plan, and the fiscal year end value of any unexercised outstanding awards and options under these plans. For purposes of this table, awards under the Company’s Incentive Stock Award Plan are treated as options.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION VALUES

	Shares Acquired on			Number of Securities		Value of Unexercised
	Exercise	Value Realized		Underlying Unexercised		In-the-Money Options at
Name	(#)(a)	($)		Options at FY-End (#)		FY-End ($)(d)

				Exercisable	Unexercisable	Exercisable	Unexercisable

Robert W. Humphreys	4,000	37,212	(b)	15,625	58,875	122,461	573,063

	4,000	68,560	(c)

Herbert M. Mueller	1,200	11,164	(b)	3,500	14,100	27,431	143,998

	1,200	20,568	(c)

Martha M. Watson	800	13,712	(c)	2,000	8,400	9,800	70,536

(a)	All amounts in this column represent shares acquired by vesting of incentive stock awards.

(b)	Based on the closing price of the Company’s common stock on July 31, 2000, the date of vesting of the applicable incentive stock awards, of $9.313 per share.

(c)	Based on the closing price of the Company’s common stock on June 29, 2001, the last trading day before the June 30, 2001 date of vesting of the applicable incentive stock awards, of $17.15 per share.

(d)	Based on the closing price of the Company’s common stock on June 29, 2001, the last trading day of fiscal 2001, of $17.15 per share, all of the unexercised options were in-the-money.

Employment Contracts and Severance Arrangements

     Robert W. Humphreys. In April 1999, Mr. Humphreys was appointed president and chief executive officer of the Delta Apparel Company division of Delta Woodside. In connection with this new position, Delta Woodside agreed in an April 1999 letter that (a) Mr. Humphreys’ salary was $300,000 effective with the pay period beginning April 26, 1999, (b) he would be paid a bonus of at least $300,000 for the 2000 fiscal year if he remained in his new position during that year, (c) for fiscal 1999 he would be on the corporate bonus plan for the first ten months, then at the guaranteed minimum annual $300,000 rate for the eleventh and twelfth months of fiscal 1999, (d) Delta Woodside would pay his travel and lodging expenses for commuting to the division’s headquarters in Duluth, Georgia, (e) if he remained as President and Chief Executive Officer of the Delta Apparel business as a spun-off separate public company, he would participate in a Delta Apparel bonus plan commencing with the 2001 fiscal year and he would be granted options under a Delta Apparel performance based stock option plan for shares equal to approximately five percent of the post-spin-off outstanding shares of Delta Apparel, (f) the December 1998 severance agreement was modified to provide that the two years’ severance amount, based on a $200,000 annual salary rate, was earned in fiscal 1999 and he would no longer be entitled to Delta Woodside’s regular severance and (g) if the restructuring/spin-offs under consideration of the Delta Apparel business and the Duck Head Apparel business did not occur, he would be elected as a member of Delta Woodside’s board of directors. Delta Apparel assumed all of Delta Woodside’s obligations under this letter in connection with the spin-off of Delta Apparel.

     Herbert M. Mueller & Martha M. Watson. Mr. Mueller and Ms. Watson are parties to employment agreements with the Company dated November 7, 2000 with terms extending to December 31, 2003. Mr. Mueller’s agreement provides that he will serve as Vice President, Chief Financial Officer and Treasurer of the Company and receive a base annual salary of at least $160,000. Ms. Watson’s agreement provides that she will serve as Vice President and Secretary of the Company and receive a base annual salary of at least $110,000.

     Both agreements provide that the employees will be entitled to participate in the Company’s Short-Term Incentive Compensation Plan and receive perquisites comparable to those of other similarly situated executives of the Company. The agreements provide for 6 months base salary continuation following the death of the employee and base salary and benefits continuation for 6 months following termination of employment because of disability. The Company may terminate the employees with or without cause upon written notice, and the agreements require the employee to give the Company 60 days prior written notice of his or her voluntary termination of employment. If the Company terminated the employee’s employment without cause or the employee terminates his or her employment because of breach of the agreement by the Company, the Company for a period of 12 months shall continue to pay the employee’s base salary and certain incentive compensation based on the amount received for the most recent fiscal year and continue to provide the life, medical and disability insurance provided prior to termination or to other executives during such 12 month period.

     If within one year of a change of control (as defined in the agreements), the employee terminates his or her employment for good reason (as defined in the agreements) or the Company terminates the employee’s employment for any reason other than Cause (as defined in the agreement), death or disability, then the Company must pay the executive (i) an amount equal to his or her annual base salary in effect on the termination date, (ii) an amount equal to the cash bonus paid during the fiscal year preceding termination, (iii) all benefits under the Company’s various welfare and benefit plans for 12 months after the date of termination and (iv) outplacement assistance. Such change of control severance payments are subject in certain circumstances to reduction to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code.

     The agreements prohibit the employee during the term of his or her agreement, and in certain circumstances for a period of 4 months after termination of employment, from providing services to a competing business in the United States similar to the services provided by the employee at the time of termination. The agreements also prohibit the employee for a period of two years after the term of the agreement or termination of employment for any reason from (i) soliciting or inducing employees of the Company or its affiliates to leave their employment with the Company or (ii) soliciting any customer or supplier or actively sought after customer or supplier of the Company for or on behalf of any competing business in the United States. The agreements generally prohibit the employee from disclosing the Company’s trade secrets at any time during or after the term of their employment except as required by the course of his or her employment or as required in connection with a court or administrative proceeding.

Director Compensation

     For fiscal 2001, the Company paid each director who was not an officer of Delta Apparel a fee of $8,000 and provided each of these directors approximately $4,000 with which shares of the Company’s common stock were purchased. These shares were either newly issued or acquired in the open market for this purpose. The Company also paid each non-officer director $500 ($750 for the committee chair) for each committee meeting attended, $250 for each telephonic board and committee meeting in which the director participated and $500 for each board meeting attended in addition to four quarterly board meetings. Each director was also reimbursed for reasonable travel expenses in attending each meeting.

     The Company anticipates that any non-officer director subsequently added to the board will be paid a fee of $13,334 per year, plus be provided approximately $6,666 per year with which shares of the Company’s common stock will be purchased. Each of these additional directors will be paid the same meeting fees as payable to the Company’s current directors. The Company anticipates that the fees payable to the Company’s existing non-officer directors will increase over a four-year period to be the same as the fees payable to any additional directors.

     Notwithstanding any statement in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future filings, including this Proxy Statement, in whole or in part, the Performance Graph and the Compensation Committee Report below shall not be incorporated by reference into any such filing.

PERFORMANCE GRAPH

     The Company’s common stock began trading on the American Stock Exchange on June 30, 2000, the last trading day of fiscal year 2000. Prior to that date, no securities of the Company were publicly traded. Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on the Company’s common stock with (1) the cumulative total return, assuming dividend reinvestment, on the Standard & Poor’s 500 Stock Index and (2) a peer group, constructed by the Company, consisting of five corporations (not including the Company) that are engaged in the manufacture and sale of apparel similar to the apparel manufactured and sold by the Company.

COMPARISON OF ONE YEAR TOTAL RETURN AMONG DELTA
APPAREL, INC., S&P 500 STOCK INDEX & APPAREL PEER GROUP

     This Performance Graph assumes that $100 was invested in the common stock of the Company and comparison groups on June 30, 2000 and that all dividends have been reinvested. The apparel industry peer group is composed of the following companies:

Ashworth, Inc. Garan, Inc. Gildan Activewear, Inc.	Perry Ellis International, Inc. Russell Corporation

REPORT OF THE COMPENSATION COMMITTEE
AND COMPENSATION GRANTS COMMITTEE
OF THE BOARD OF DIRECTORS

     This report of the Compensation Committee and the Compensation Grants Committee (collectively, the “Committees”) of the Board of Directors of the Company sets forth the Committees’ policies with regard to compensation of the executive officers of the Company, including the relationship of corporate performance to executive compensation.

Executive Compensation Policies

     The four member Compensation Committee or the two member Compensation Grants Committee of the Board makes decisions regarding certain aspects of the compensation of the Company’s executive officers. Each Committee member is a non-employee director. The Committees believe that their respective compensation practices are designed to attract, retain, and motivate key Company executives to achieve short-, medium-, and long-term goals that the Committees believe will enhance the value of the shareholders’ investment in the Company. Generally, these objectives are implemented through:

A.	Cash bonuses to reward the achievement of specific performance goals,

B.	Grants of stock awards under an incentive stock award plan,

C.	Grants of stock options under a stock option plan, and

D.	Payment of base salaries at levels that are competitive with those paid by a peer group of companies.

Compensation of Executive Officers Other than Mr. Humphreys

     The Company’s executive officers other than Mr. Humphreys, its Chief Executive Officer (the “Other Officers”), received compensation for fiscal 2001 that included both fixed and performance-based components. In fiscal 2001, the only Other Officers were Mr. Mueller, Ms. Watson and Ms. Rupp; however, Ms. Rupp’s employment with the Company ceased in September 2000. The Other Officers’ compensation for fiscal 2001 consisted of base salary, cash bonuses paid under the Company’s Short-Term Incentive Compensation Plan, the grant and vesting of awards under the Company’s Incentive Stock Award Plan and the grant and vesting of options under the Company’s Stock Option Plan.

     Cash bonuses were paid in fiscal 2001 to the Other Officers pursuant to the Company’s Short-Term Incentive Compensation Plan. Pursuant to the plan, the Compensation Grants Committee awarded potential bonuses to the Other Officers at the beginning of fiscal 2001 payable solely upon on the achievement of objective performance goals determined by the Compensation Grants Committee relating to the Company’s earnings before interest and taxes and return on capital employed by the Company. The performance goals were objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals had been met. No bonuses were paid until the Compensation Grants Committee certified that the performance goals had been achieved. For fiscal 2001, the total cash bonuses awarded to the Other Officers amounted to 93% of their combined base salaries. These bonuses were actually paid in fiscal 2002, though they were earned in fiscal 2001.

     Awards made under the Company’s Incentive Stock Award Plan to the Other Officers were structured so that sixty percent of each individual’s award vests if he remains in service with the Company through predetermined dates and up to forty percent of each individual’s award vests if the Company meets specified performance targets respecting cumulative operating profits and he remains an employee of the Company. The number of shares covered by an award was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of the executive’s position, the executive’s performance, the executive’s compensation, the assessed potential of the executive, and any other factors deemed relevant to the accomplishment of the purposes of the plan. The Compensation Grants Committee currently expects that any future awards under the plan to Other Officers will be similarly structured. The Committees believe that the Company’s Incentive Stock Award Plan will be an important tool to the achievement of medium-term goals.

     Each Other Officer also participates in the Company’s Stock Option Plan. The purpose of this plan is to promote the growth and profitability of the Company over a longer term by enabling the Company to attract and retain key and middle level managers of outstanding competence and by increasing the personal participation of its executives in the Company’s performance by providing these executives with an additional equity ownership opportunity in the Company. In making option grants to the Other Officers, no specific, non-subjective criteria were used, but the factors taken into account included the level and responsibility of the executive’s position, the executive’s performance, the executive’s compensation, the assessed potential of the executive, and any other factors that were deemed relevant to the accomplishment of the purposes of the plan. One quarter of each option becomes exercisable on July 14 of each of 2001, 2002, 2003 and 2004. The Compensation Grants Committee currently expects that future awards under the plan will be similar in structure to awards already made under the plan.

     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes limits on the ability of the Company to claim income tax deductions for compensation paid to the Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. The portions of awards under the Company’s Incentive Stock Award Plan that vest solely upon the grantee’s continued employment with the Company do not qualify as performance-based compensation under Section 162(m); however, the Committees believe that all bonuses, grants and awards to date to the Other Officers under the Company’s Short-Term Incentive Compensation Plan, Stock Option Plan and Incentive Stock Award Plan either comply with the requirements for exemption from the $1,000,000 limit under Section 162(m) or else will not cause the aggregate non-exempt compensation paid to any Other Officer to exceed the $1,000,000 limit in any fiscal year. The Committees expect that future grants and awards made to the Other Officers under the Stock Option Plan and the Incentive Stock Award Plan and bonuses actually paid to the Other Officers under the Short-Term Incentive Compensation Plan will not cause the $1,000,000 threshold to be exceeded.

Compensation Paid to the Chief Executive Officer

     The compensation of Mr. Humphreys, the Company’s Chief Executive Officer, includes both fixed and performance-based components.

     Pursuant to the terms of a letter agreement entered into between Mr. Humphreys and Delta Woodside, whose obligations were assumed by Delta Apparel in connection with the spin-off of Delta Apparel by Delta Woodside, Mr. Humphreys’ base salary was set at $300,000, and he was promised that beginning in fiscal 2001, he would participate in the Company’s bonus plan. The Short-Term Incentive Compensation Plan, which is being submitted to the Company’s shareholders for their approval at the 2001 Annual Meeting to which this Proxy Statement pertains (See “Item 2: Proposal to Approve the Company’s Short-Term Incentive Compensation Plan”), is intended to be the bonus plan fulfilling the provisions of the letter.

     The amount of Mr. Humphrey’s fiscal 2001 cash bonus paid pursuant to the Short-Term Incentive Compensation Plan was determined by a formula set by the Compensation Grants Committee at the beginning of fiscal 2001 and was payable solely upon the achievement of objective performance goals determined by the Compensation Grants Committee relating to the Company’s earnings before interest and taxes and return on capital employed by the Company. The performance goals were objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals had been met. No bonus was paid until the Compensation Grants Committee certified that the performance goals had been achieved. This bonus was actually paid to Mr. Humphreys in fiscal 2002, though it was earned in fiscal 2001.

     The Compensation Grants Committee granted Mr. Humphreys an award in fiscal 2001 under the Company’s Incentive Stock Award Plan. The award was structured so that sixty percent of it vests if Mr. Humphreys remains in service with the Company through predetermined dates and up to forty percent vests if the Company meets specified performance targets respecting cumulative operating profits and he remains an employee of the Company. The number of shares covered by the award was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of Mr. Humphrey’s position, his performance, compensation and assessed potential and any other factors deemed relevant to the accomplishment of the purposes of the plan.

     The Compensation Grants Committee also granted Mr. Humphreys an option in fiscal 2001 under the Company’s Stock Option Plan. The option covers half of the options promised to Mr. Humphreys under his above-mentioned letter agreement with Delta Woodside, whose obligations were assumed by the Company. One quarter of his option becomes exercisable on July 14 of each of 2001, 2002, 2003 and 2004.

     The Committees believe that the cash bonus paid to Mr. Humphreys in fiscal 2001 under the Short-Term Incentive Compensation Plan, the performance-based portion of his awards to date under the Incentive Stock Award Plan and options granted to date to him under the Company’s Stock Option Plan will qualify as “performance-based compensation” exempt from the $1,000,000 cap on executive compensation paid to Mr. Humphreys that is deductible by the Company for federal income tax purposes under Section 162(m). If the Short-Term Incentive Compensation Plan is approved by the Company’s shareholders at the 2001 Annual Meeting to which this Proxy Statement pertains, the Committees expect that future grants and awards made to Mr. Humphreys under the Stock Option Plan and the Incentive Stock Award Plan and bonuses actually paid to Mr. Humphreys under the Short-Term Incentive Compensation Plan will not cause the $1,000,000 threshold to be exceeded.

Compensation Committee	Compensation Grants Committee

Dr. James F. Kane, Chair	Dr. James F. Kane, Co-Chair

William F. Garrett	Dr. Max Lennon, Co-Chair

Dr. Max Lennon

Buck A. Mickel

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The following directors currently serve on the Compensation Committee of Delta Apparel’s board of directors: William F. Garrett, Dr. James F. Kane, Dr. Max Lennon and Buck A. Mickel. C.C. Guy was a member of the Compensation Committee at the beginning of fiscal 2001 but was replaced by Mr. Garrett during the fiscal year.

     The following directors serve on the Compensation Grants Committee of Delta Apparel’s board of directors: Dr. James F. Kane and Dr. Max Lennon.

     Mr. Guy served as Chairman of the Board of Delta Woodside or its predecessors (and their respective subsidiaries) from the founding of Delta Woodside’s predecessors in 1984 until November 1989. Mr. Mickel was a Vice President of Delta Woodside or its predecessors (and their respective subsidiaries) from the founding of Delta Woodside’s predecessors until November 1989, Secretary of Delta Woodside or its predecessors (and their respective subsidiaries) from November 1986 to March 1987, and Assistant Secretary of Delta Woodside or its predecessors (and their respective subsidiaries) from March 1987 to November 1988. For a description of certain relationships between Delta Woodside and the Company, see the information below under the heading “Related Party Transactions” which information is incorporated herein by reference.

RELATED PARTY TRANSACTIONS

Relationships or Transactions with Delta Woodside and Duck Head

Boards of Directors of Delta Apparel, Delta Woodside and Duck Head

     The following directors of the Company are also directors of Delta Woodside and were directors of Duck Head prior to the acquisition of Duck Head by Tropical Sportswear Int’l Corporation in August 2001: William F. Garrett, C. C. Guy, Dr. James F. Kane, Dr. Max Lennon, E. Erwin Maddrey, II and Buck A. Mickel. In the event that any material issue were to arise between Delta Woodside and the Company, these directors could be deemed to have a conflict of interest with respect to that issue. In that circumstance, the Company anticipates that it will proceed in a manner that is determined by a majority of those members of the Company’s board of directors who are not also members of the board of directors of Delta Woodside.

Principal Stockholders

     Delta Apparel and Duck Head were spun-off from Delta Woodside by means of a pro rata distribution on June 30, 2000 of their stock to Delta Woodside’s shareholders of record on June 19, 2000 (the “Delta Apparel distribution” and the “Duck Head distribution” respectively). Therefore, immediately following the Delta Apparel distribution, Delta Woodside’s principal stockholders were the same individuals and entities as Delta Apparel’s and Duck Head’s principal stockholders, and those principal stockholders had the same respective percentages of outstanding beneficial ownership in each of Delta Woodside, Delta Apparel and Duck Head (assuming no acquisitions or dispositions of shares by those stockholders between the record date for the Delta Apparel distribution or the Duck Head distribution and the completion of either distribution). E. Erwin Maddrey, II and Buck A. Mickel, directors of the Company, continue to beneficially own substantial percentages of Delta Woodside’s stock. The Company believes that certain third party substantial shareholders of the Company are also substantial shareholders of Delta Woodside.

Amendment of Tax Sharing Agreement Between Delta Woodside, Delta Apparel and Duck Head

     In connection with the spin-offs, Delta Woodside, Delta Apparel and Duck Head entered into a Tax Sharing Agreement dated as of June 30, 2000, among other agreements and transactions. The Tax Sharing Agreement describes, among other things, each company’s rights and obligations relating to tax payments and refunds for periods before and after the Delta Apparel distribution and related matters like the filing of tax returns and the handling of audits and other tax proceedings. The tax sharing agreement also describes the indemnification arrangements with respect to tax matters among Delta Apparel and its subsidiaries (which this document refers to as the Delta Apparel tax group), Delta Woodside and its subsidiaries after the Delta Apparel distribution and the Duck Head distribution (which this document refers to as the Delta Woodside tax group) and Duck Head and its subsidiaries (which this document refers to as the Duck Head tax group).

     At the request of Duck Head, the parties entered into an amendment to the tax sharing agreement as of August 6, 2001. The amendment clarified the rights and obligations of the companies with respect to their respective tax assets and tax liabilities. The amendment also modified the parties’ respective indemnification obligations. Under the tax sharing agreement, as amended, Delta Woodside is generally responsible for all taxes with respect to pre-spin-off periods and the spin-off. The amendment further provides that all disputes arising under the tax sharing agreement, as amended, are to be resolved by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

     Prior to the negotiation of the terms of the amendment to the tax sharing agreement, Duck Head agreed to reimburse Delta Apparel for all of Delta Apparel’s attorneys’ fees incurred in connection with this amendment. Mr. Humphreys, the only member of the Company’s board of directors who is not also a member of Delta Woodside’s board of directors, approved of the amendment.

Other Related Party Transactions

Employee Benefit Services

     The Company engaged Carolina Benefit Services, Inc. to provide payroll processing and 401(k) plan administration services for the Company during fiscal 2001. Carolina Benefit Services, Inc. is owned by E. Erwin Maddrey, II (a director and significant stockholder of the Company and Delta Woodside and President and Chief Executive Officer of Delta Woodside until June 29, 2000) and Jane H. Greer (Vice President and Secretary of Delta Woodside until June 29, 2000). Mr. Maddrey and Ms. Greer are also directors and executive officers of Carolina Benefit Services, Inc.

     For the services provided by Carolina Benefit Services, the Company pays fees based on the numbers of employees, 401(k) plan participants and plan transactions and other items. During fiscal 2001, the Company paid a total of $65,352 to Carolina Benefit Services. For fiscal 2002 the Company has engaged the services of an independent company to provide payroll processing and 401(k) administration services. The Company expects the transition from Carolina Benefit Services to be completed by December 2002.

Minority Ownership of Foreign Subsidiaries

     Delta Apparel Honduras, S.A., a Honduran sociedad anonima (“Delta Apparel Honduras”), conducts the Company’s Honduran operations. Honduran law requires that a Honduran sociedad anonima have at least five shareholders. As a result, the Company owns 2,496 shares, and each of E. Erwin Maddrey, II, Buck A. Mickel, William F. Garrett and Robert W. Humphreys owns one share, of Delta Apparel Honduras. Each of these individual shareholders has agreed that, at the request of the Company for any reason or in the event the individual ceases to be a member of the Company’s board for any reason, the one share owned by him shall be transferred to another individual selected by the Company or, if so requested by the Company, to the Company in exchange for $100.

     Delta Campeche, S.A., a Mexican sociedad anonima (“Delta Campeche”), conducts the Company’s Mexican operations. Mexican law requires that a sociedad anonima have at least two shareholders. As a result, the Company owns 49 shares, and Robert W. Humphreys owns one share, of Delta Campeche. Mr. Humphreys has agreed that, at the request of the Company for any reason or in the event he ceases to be a member of the Company’s board for any reason, the one share owned by him shall be transferred to another individual selected by the Company or, if so requested by the Company, to the Company in exchange for $100.

Other

     Any transaction entered into between Delta Apparel and any officer, director, principal stockholder or any of their affiliates has been on terms that Delta Apparel believes are comparable to those that would be available to Delta Apparel from non-affiliated persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     There were no late filings of reports for fiscal year 2001 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.

PROPOSAL TO APPROVE THE COMPANY’S
SHORT-TERM INCENTIVE COMPENSATION PLAN

(Item 2)

     The Board of Directors recommends that the shareholders approve the adoption by the Company of its Short-Term Incentive Compensation Plan (the “Short-Term Incentive Compensation Plan”). The Company’s Board adopted the Short-Term Incentive Compensation Plan on June 28, 2000 at the recommendation of the Compensation Committee and the Compensation Grants Committee of the Board. The Board recommends the Short-Term Incentive Compensation Plan because it believes that the Short-Term Incentive Compensation Plan is an effective component of management compensation that incentivizes management to maximize the performance of the Company.

     The Board of Directors is submitting the Short-Term Incentive Compensation Plan for approval of the shareholders because (1) if the plan is not approved by the shareholders at the Annual Meeting, it will terminate and (2) shareholder approval of the plan is required for compensation paid to the Named Executives under the plan after the Annual Meeting to qualify as performance-based compensation excludable from the $1,000,000 limit on executive compensation that is deductible by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code as described below.

Summary of the Short-Term Incentive Compensation Plan

     The purpose of the Short-Term Incentive Compensation Plan is to recognize and reward those Company employees who contribute substantially to the achievement of short-term, strategic objectives of the Company and to aid in attracting and retaining employees.

     The Short-Term Incentive Compensation Plan is administered by a committee of the Board of Directors composed solely of two or more “outside directors” as defined in rules promulgated under Section 162(m) of the Internal Revenue Code. Currently, this committee is the Compensation Grants Committee of the Board.

     All management, salaried and other key employees of the Company and its subsidiaries are eligible to become participants in the Short-Term Incentive Compensation Plan. Directors of the Company and its subsidiaries who are not employees of the Company or one of its subsidiaries are not eligible to be designated as participants. Approximately 140 people are eligible to participate in the Short-Term Incentive Compensation Plan. Prior to commencement of each performance period (which is the Company’s fiscal year or any other period selected by the administrating committee), the Company’s chief executive officer submits to the applicable committee his non-binding recommendations as to which employees of the Company and its subsidiaries should be participants for the performance period. Prior to the commencement of the performance period, the applicable committee, in its sole discretion, designates the employees of the Company and it subsidiaries who will be participants with respect to that performance period. Participants are identified by name and/or by an objective classification (for example, all salaried employees). The fact that an employee is designated a participant for a performance period does not, by itself, entitle such employee to receive any compensation under the Short-Term Incentive Compensation Plan.

     Not later than 90 days after the commencement of a performance period (and in any event prior to the date when twenty-five percent (25%) of the performance period has elapsed), the applicable committee shall establish in writing one or more performance goals for the performance period for every individual who is a participant with respect to such performance period. Performance goals shall be based on one or more of the following performance criteria: (i) total stockholder return; (ii) revenues, sales, net income, EBIT, EBITDA, stock price, and/or earnings per share; (iii) return on assets, net assets, and/or capital; (iv) return on stockholders’ equity; debt/equity ratio; (v) working capital; (vi) safety; (vii) quality; (viii) the Company’s financial performance or the performance of the Company’s stock versus peers; (ix) cost reduction; (x) productivity; (xi) market mix; or (xii) economic value added, in each case determined in accordance with generally accepted accounting principles (GAAP). Performance goals may be based on either the performance of the Company over the performance period or, if the participant is employed by a subsidiary or division of the Company during the performance period, the performance during the performance period of such subsidiary or division. The applicable committee may establish different performance goals, and may base performance goals on different performance criteria, for different participants and/or different classes of participants. Each performance goal established shall be an objective goal (meaning that a third party having knowledge of the relevant facts would be able to determine whether the performance goal has been met).

     Not later than 90 days after the commencement of a performance period (and in any event prior to the date when twenty-five percent (25%) of the performance period has elapsed), the applicable committee also establishes in writing, with respect to each performance goal established, the formula or method for determining the amount of compensation payable to the applicable participants if the performance goal is met. The formula or method must be objective (meaning that a third party having knowledge of the relevant facts would be able to determine the amount of compensation payable to each affected participant if the performance goal is met). The formula or method shall specify the individual participants or classes of participants to which it applies. Regardless of the formula or method established by the applicable committee, no participant will be entitled to receive compensation pursuant to the Short-Term Incentive Compensation Plan in excess of $1,500,000 during any calendar year.

     No payment under the Short-Term Incentive Compensation Plan will be made to any participant unless and until the applicable committee certifies in writing that the relevant performance goal(s) and any other material preconditions to such payment were in fact satisfied. The Company makes payments to participants as soon as reasonably practicable after the applicable committee has made the necessary certification; provided that a participant may elect to defer part or all of any payments to the extent permitted by any deferred compensation plan, if any, established by the Company or its subsidiaries. Payments under the Short-Term Incentive Compensation Plan may be subject to such terms and conditions (including terms regarding vesting and forfeiture) as the Committee may establish in writing not later than 90 days after the commencement of a performance period (and in any event prior to the date when twenty-five percent (25%) of the performance period has elapsed), provided that such terms and conditions do not conflict with the terms of the plan. All payments under the Short-Term Incentive Compensation Plan will be in cash.

     Unless the applicable committee expressly provides otherwise in writing, no participant will be entitled to any payment under the Short-Term Incentive Compensation Plan with respect to a performance period if the participant at any time during the performance period is not an employee of either the Company or one of its subsidiaries; provided, however, unless the applicable committee provides otherwise in writing, if the participant ceases to be an employee of either the Company or one of its subsidiaries during the performance period due to the participant’s retirement (provided that the participant is at least age 62), death or permanent and total disability, the participant will be entitled to a pro rata portion of the payment, if any, that the participant would have been entitled to had the participant remained employed until the end of the performance period by the Company or one of its Subsidiaries based on the portion of the performance period during which the participant remained an employee.

     Generally, the Board may at any time, with or without notice, amend, suspend or terminate the Short-Term Incentive Compensation Plan, provided that no amendment that would require shareholder approval in order for payments under the Short-Term Incentive Compensation Plan to be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code will be effective without such shareholder approval.

Effect of Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes limits on the ability of the Company to claim income tax deductions for compensation paid to its Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. Compensation generally qualifies as performance-based compensation for purposes of Section 162(m) if (i) performance goals are determined by a committee of the corporation’s board of directors comprised solely of two or more outside directors as defined in Section 162(m), (ii) the material terms of the compensation, including performance goals are approved by a majority of the vote in a separate shareholder vote before the compensation is paid and (iii) before the compensation is paid, the qualified compensation committee certifies that applicable performance goals and any other material terms were satisfied.

     All compensation payable under the Short-Term Incentive Compensation Plan to any participant who is a covered employee as defined under Section 162(m) is intended to qualify as “performance-based compensation” exempt from the $1,000,000 limitation on deductibility set forth in Section 162(m). With respect to each participant who is a covered employee and notwithstanding any other provision of the plan, all performance goals, formulas or methods for determining compensation payable upon the attainment of a performance goal, other terms and conditions regarding the payment of compensation under the Short-Term Incentive Compensation Plan and any actions taken with respect to or affecting each such participant in connection with the Short-Term Incentive Compensation Plan are required to be established or taken in such a manner that all compensation payable to a participant who is a covered employee will be exempt from the deduction limitation of Section 162(m). The Company and its subsidiaries may deduct and withhold from all payments under the Short-Term Incentive Compensation Plan all sums required to be withheld by any applicable tax laws and regulations.

Awards Under the Short-Term Incentive Compensation Plan

     The Compensation Grants Committee of the Board of Directors determined participants and established performance criteria under the Short-Term Incentive Compensation Plan for aggregate bonuses targeted at $1,050,000 for fiscal 2001 and at $1,100,000 for fiscal 2002 (if all performance goals are met). The table below sets forth certain information with respect to fiscal 2001 bonuses actually paid and bonuses that the Company may pay pursuant to the plan for fiscal 2002 subject to shareholder approval of the plan. No participants or performance goals have been determined for any period beyond fiscal 2002.

     Actual bonuses paid are based on a formula that includes a target bonus. Actual bonuses could exceed the target bonus if the target is exceeded or could be less than the target bonus but greater than $0 if the applicable target is not met. Actual bonuses for fiscal 2001 substantially exceeded target bonuses as the performance of the Company substantially exceeded target performance goals in fiscal 2001.

BONUSES UNDER THE
SHORT-TERM INCENTIVE COMPENSATION PLAN
FOR FISCAL YEARS 2001 & 2002

	Fiscal 2001	Fiscal 2001	Fiscal 2002
	Target Dollar	Actual Bonus	Target Dollar
Name And Position	Value ($) (a)	($)	Value ($) (a)

Robert W. Humphreys, President &	300,000	658,500	300,000
Chief Executive Officer

Herbert M. Mueller, Vice President,	70,000	153,650	70,000
Chief Financial Officer & Treasurer

Martha M. Watson,	30,000	65,850	30,000
current Vice President & Secretary

All Current Executive Officers	400,000	878,000	400,000
as a Group (three people)

Non-Employee Directors as a Group	—	—	—

Non-Executive-Officer Employees	650,000	1,444,000	700,000
as a Group

(a)	Assumes all applicable performance goals are met but not exceeded.

Interest of Certain Persons in the Short-Term Incentive Compensation Plan

     The Company expects that a substantial percentage of the bonuses awarded under the Short-Term Incentive Compensation Plan will continue to be awarded to the current executive officers of the Company, including Robert W. Humphreys, who is also a director of the Company, Herbert M. Mueller and Martha M. Watson.

Vote Required to Approve the Short-Term Incentive Compensation Plan

     The Short-Term Incentive Compensation Plan, by its terms, will terminate immediately following the Annual Meeting if the shareholders do not approve the plan at the Annual Meeting. If shareholders do not approve the plan, no bonuses described above will be paid for fiscal 2002 pursuant to the plan; however, the Company reserves the right to award other bonuses to its employees, including the Named Executive Officers, in greater, equal or lesser amounts.

     The Company believes that pursuant to Section 1.162-27(f)(4)(iii) of regulations promulgated under Section 162(m) by the Internal Revenue Service pertaining to companies that become public companies as the result of a spin-off, bonuses actually paid under the Short-Term Incentive Compensation Plan prior to the date of the Annual Meeting are exempt as performance-based compensation from the $1,000,000 limit on deductible executive compensation imposed by Section 162(m) without the prior approval of the Company’s shareholders. However pursuant to this regulation, bonuses paid after the Annual Meeting will not be so exempt unless the plan is approved by the Company’s shareholders at the Annual Meeting. Pursuant to Section 1.162-27(e)(4)(i) of the regulations, bonuses paid under the plan after the Annual Meeting cannot qualify for exemption from the $1,000,000 limit as performance-based compensation unless the payment of the bonuses is contingent upon shareholder approval.

     The Short-Term Incentive Compensation Plan will be approved if a quorum is present at the Annual Meeting and the number of votes cast in favor of the plan exceeds the number of votes cast against the plan. Although abstentions and broker non-votes count towards satisfaction of the quorum requirements for the Annual Meeting, they will otherwise have no effect on the vote to approve the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPANY’S SHORT-TERM INCENTIVE COMPENSATION PLAN.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors was not aware of any business that will be presented for consideration at the Annual Meeting other than the election of directors and approval of the Short-Term Incentive Compensation Plan. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting them.

APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as independent auditors for the Company to audit its consolidated financial statements for the year ended June 29, 2002. Ernst & Young currently serves as the Company’s independent auditors and was originally engaged by the Company on May 1, 2001 to serve as principal accountants for the 2001 fiscal year. From time to time, Ernst & Young advises the Company on tax and other matters. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Neither Ernst & Young nor any of its members has any relation with the Company except in the firm’s capacity as auditors or as advisors.

     Ernst & Young replaced KPMG LLP (“KPMG”), which the Company dismissed on May 1, 2001 as its independent accounting firm to audit the Company’s financial statements. The decision to change the Company’s independent accountants was made by the Company’s Board of Directors upon the recommendation of the audit committee of the Company’s Board of Directors. The Company’s audit committee recommended, and the Company’s board authorized, the change in the Company’s independent accounting firm because KPMG had informed the Company that KPMG expected the Company as a publicly-held audit client to carry directors’ and officers’ insurance. The Company has not decided whether or not to have directors’ and officers’ insurance. KPMG informed the Company that it would re-evaluate annually whether to stand for election as the Company’s independent auditors based on various risk factors, including the availability or lack thereof of directors’ and officers’ insurance. As a result, the Company had no assurance that KPMG would continue to serve as the Company’s independent accounting firm for any period following fiscal year 2001.

     No report by KPMG on any financial statements of the Company contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The Company has had no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with any report by KPMG.

     Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2001 were $72,000 paid to Ernst & Young and $18,200 paid to KPMG.

     Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG or by Ernst & Young for the most recent fiscal year.

     All Other Fees. The aggregate fees billed for all professional services rendered by KPMG LLP for the most recent fiscal year other than those described in the prior two paragraphs were approximately $16,825 (principally for tax consulting and compliance services). The aggregate fees billed for all professional services rendered by Ernst & Young for the most recent fiscal year other than those described in the prior two paragraphs were approximately $110,000 (principally for tax consulting and compliance services). The Audit Committee has considered whether the provision of these services is compatible with maintaining Ernst & Young’s independence and was compatible with maintaining KPMG’s independence.

FINANCIAL INFORMATION

     The Company’s fiscal 2001 Annual Report is being mailed to shareholders on or about October 19, 2001. The 2001 Annual Report contains the Company’s fiscal 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements and financial statement schedules but excluding exhibits. The Company will provide without charge to any shareholder of record as of October 15, 2001, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of such fiscal 2001 Annual Report. Any such request should be directed to Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Attention: Herbert M. Mueller, Vice President.

     Notwithstanding any statement in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report below shall not be incorporated by reference into any such filing.

     The Audit Committee is responsible for the duties set forth in its charter (which was attached to the Company’s proxy statement for its 2000 Annual Meeting of Shareholders as Appendix 1) but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. The Company’s management has the responsibility for preparing the financial statements and implementing internal controls, and the Company’s independent accountants have the responsibility for auditing the financial statements. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     The Board of Directors adopted a written Audit Committee Charter on February 17, 2000, a copy of which was included as Appendix 1 to the Company’s proxy statement for its 2000 Annual Meeting of Shareholders. All members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards.

     The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s fiscal 2001 Annual Report. Without limiting the foregoing, the Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company’s independent accountant the independent accountant’s independence.

     Based on the review and discussions described in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements included in the Company’s fiscal 2001 Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed with the U.S. Securities and Exchange Commission, which is included in the Company’s fiscal 2001 Annual Report to Shareholders, be included in that report.

Audit Committee

C.C. Guy, Chair	Dr. Max Lennon	Dr. James F. Kane

SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged Georgeson Shareholder to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,000 plus reasonable out-of-pocket expenses.

PROPOSALS OF SECURITY HOLDERS

     Any shareholder of the Company who desires to present a proposal at the 2002 Annual Meeting of Shareholders for inclusion in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before June 21, 2002. Pursuant to the requirements of the Company’s bylaws, if a shareholder of the Company desires to present a proposal at the 2002 Annual Meeting of Shareholders that will not be included in the Company’s proxy statement and form of proxy relating to that meeting, such proposal must be submitted to the Company at its principal executive offices no later than July 22, 2002 for the proposal to be considered timely.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

Herbert M. Mueller

Duluth, Georgia	Vice President

October 19, 2001

APPENDIX A

DELTA APPAREL, INC.
SHORT-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I. PURPOSE

     The purpose of the Plan is to recognize and reward those employees of Delta Apparel, Inc. (the “Company”) who contribute substantially to the achievement of short-term, strategic objectives of the Company and to aid in attracting and retaining employees.

ARTICLE II. DEFINITIONS

“Board” means the Board of Directors of Delta Apparel, Inc.

“CEO” means the Chief Executive Officer of Delta Apparel, Inc.

“Code” means the Internal Revenue Code of 1986, as amended, including any regulations promulgated thereunder and any successor provisions.

“Committee” means such committee of the Board as the Board may designate to administer the Plan; provided that the Committee shall consist of no less than two directors and each member of the Committee shall be an “outside director” as defined in accordance with regulations promulgated under Section 162(m) of the Code (or any successor provision).

“Company” means Delta Apparel, Inc., a Georgia corporation.

“Compensation Limit” shall have the meaning set forth in Section 5.3.

“Covered Employee” means a “covered employee” as defined by Section 162(m) of the Code (or any successor provision) and the regulations promulgated thereunder.

“Participant” means an employee of the Company or one of its Subsidiaries who is designated as a Participant by the Committee with respect to a Performance Period.

“Performance Criteria” means total stockholder return; revenues, sales, net income, EBIT, EBITDA, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders’ equity; debt/equity ratio; working capital; safety; quality; the Company’s financial performance or the performance of the Company’s stock versus peers; cost reduction; productivity; market mix; or economic value added, in each case determined in accordance with generally accepted accounting principles (“GAAP”).

“Performance Period” means the Company’s fiscal year or any other period designated by the Committee.

“Performance Goals” shall have the meaning set forth in Section 5.1.

“Plan” means this Short-Term Incentive Compensation Plan.

“Subsidiary” means a legal entity of which the Company owns directly or indirectly at least 50% of the equity interests.

“Subsidiary Goal” shall have the meaning set forth in Section 6.3.

ARTICLE III. ADMINISTRATION

3.1 Administration. The Plan shall be administered by the Committee. The Committee shall have all authority necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the exclusive right and discretion to (i) interpret the Plan, construe any ambiguous provisions of the Plan, and resolve any ambiguities regarding the application of the provisions of the Plan to any particular set of circumstances; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for and the amount of any compensation payable under the Plan; (iv) establish, revise and administer Performance Goals under the Plan and certify whether or to what extent they are attained; (v) establish, amend and rescind from time to time procedures and rules to aid in the administration of the Plan; and (vi) make any and all determinations necessary or advisable for the administration, interpretation and application of the Plan. All actions taken by the Committee under the Plan shall be final, conclusive and binding upon the Company, its Subsidiaries, its shareholders, the employees of the Company and its Subsidiaries, and all persons having any right or interest in or under the Plan.

3.2 Liability of Committee Members; Indemnification. No member of the Committee shall be liable for any act or omission in connection with the execution of the member’s duties or the exercise of the member’s discretion under the Plan, except when such acts or omissions represent gross negligence or willful misconduct. To the extent permitted by the Company’s bylaws and applicable law, the Company shall defend and hold harmless each such person from any and all claims, losses, damages, expenses (including legal expenses and attorneys’ fees) and liabilities (including any amounts paid in settlement with the approval of the Board of Directors) arising from any act or omission with respect to the Plan, except when such acts or omissions represent gross negligence or willful misconduct.

ARTICLE IV. ELIGIBILITY

4.1 Eligibility to Become a Participant. All management, salaried and other key employees of the Company and its Subsidiaries are eligible to become Participants. Directors of the Company and its Subsidiaries who are not employees of the Company or one of its Subsidiaries are not eligible to be designated as Participants.

4.2 Designation of Participants. Prior to commencement of each Performance Period, the CEO shall submit to the Committee the CEO’s non-binding recommendations as to which employees of the Company and its Subsidiaries should be Participants for the Performance Period. Prior to the commencement of the Performance Period, the Committee, in its sole discretion, shall designate the employees of the Company and it Subsidiaries who will be Participants with respect to such Performance Period. Participants shall be identified by name and/or by an objective classification (for example, all salaried employees). The fact that an employee is designated a Participant for a Performance Period does not entitle such employee to receive any compensation under the Plan; the determination as to whether or not a Participant will receive any compensation pursuant to the Plan shall be determined solely in accordance with Article V and Article VI.

ARTICLE V. PERFORMANCE GOALS;
INCENTIVE COMPENSATION FORMULAS

5.1 Establishment of Performance Goals. Not later than 90 days after the commencement of a Performance Period (and in any event prior to the date when twenty-five percent (25%) of the Performance Period has elapsed), the Committee shall establish in writing one or more performance goals (“Performance Goals”) for the Performance Period for every individual who is a Participant with respect to such Performance Period. Performance Goals shall be based on one or more of the Performance Criteria and may be based on either the performance of the Company over the Performance Period or, if the Participant is employed by a Subsidiary or division of the Company during the Performance Period, the performance during the Performance Period of such Subsidiary or division. The Committee may establish different Performance Goals, and may base Performance Goals on different Performance Criteria, for different Participants and/or different classes of Participants. Each Performance Goal established shall be an objective goal (meaning that a third party having knowledge of the relevant facts would be able to determine whether the Performance Goal has been met).

5.2 Calculation of Incentive Compensation. Not later than 90 days after the commencement of a Performance Period (and in any event prior to the date when twenty-five percent (25%) of the Performance Period has elapsed), the Committee shall also establish in writing, with respect to each Performance Goal established, the formula or method for determining the amount of compensation payable if the Performance Goal is met to Participants for whom the Performance Goal has been established. The formula or method must be objective (meaning that a third party having knowledge of the relevant facts would be able to determine the amount of compensation payable to each affected Participant if the Performance Goal is met). The formula or method shall specify the individual Participant(s) or class(es) of Participants to which it applies.

5.3 Limitation on Incentive Compensation. Regardless of the formula or method established by the Committee pursuant to Section 5.2, in no event shall any Participant be entitled to receive compensation pursuant to the Plan in excess of $1,500,000 during any calendar year (the “Compensation Limit”).

ARTICLE VI. PAYMENT

6.1 Payment. No payment under the Plan shall be made to any Participant unless and until the Committee certifies in writing that the relevant Performance Goal(s) and any other material preconditions to such payment were in fact satisfied. The Company shall make payments to Participants as soon as reasonably practicable after the Committee has made the foregoing certification in writing; provided that a Participant may elect to defer part or all of any payments to which the Participant is entitled under the Plan to the extent, if any, permitted and provided for by any deferred compensation plan or program that the Company or one of its Subsidiaries may elect to establish and maintain. Neither the Company nor its Subsidiaries nor any of their officers, directors, employees or agents makes any representation as to the tax treatment of any such deferred payments. Payments under the Plan may be subject to such terms and conditions (including terms regarding vesting and forfeiture) as the Committee may establish in writing not later than 90 days after the commencement of a Performance Period (and in any event prior to the date when twenty-five percent (25%) of the Performance Period has elapsed), provided that such terms and conditions do not conflict with the terms of the Plan. All payments under the Plan shall be in cash.

6.2 Termination of Employment. Unless the Committee expressly provides otherwise in writing, no Participant shall be entitled to any payment under the Plan with respect to a Performance Period if the Participant at any time during the Performance Period is not an employee of either the Company or one of its Subsidiaries. Notwithstanding the preceding sentence, unless the Committee expressly provides otherwise in writing, if the Participant ceases to be an employee of either the Company or one of its Subsidiaries during the Performance Period due to the Participant’s retirement (provided that the Participant is at least age 62), death or permanent and total disability (as defined in Code Section 22(e)(3)), the Participant shall be entitled to a percentage portion of the payment, if any, that the Participant would have been entitled to had the Participant remained employed by the Company or one of its Subsidiaries throughout the Performance Period, where the percentage shall be the percentage of the Performance Period during which the Participant was an employee of the Company or one of its Subsidiaries.

6.3 Transfer of Employment within Corporate Group. If a Participant would be entitled to compensation based on attainment of a Performance Goal relating to the performance of the Subsidiary or division of the Company (a “Subsidiary Goal”) employing the Participant at the commencement of the Performance Period and during the Performance Period the Participant ceases to be employed by such Subsidiary or division but remains an employee of the Company or another Subsidiary or division throughout the remainder of the Performance Period, the Participant shall only be entitled to a percentage portion of the payment, if any, that the Participant would have been entitled to based on the attainment of the Subsidiary Goal (absent this Section 6.3) had the Participant remained employed by the Subsidiary or division that employed the Participant at the commencement of the Performance Period; the percentage shall be the percentage of the Performance Period during which the Participant was an employee of the Subsidiary or division, as the case may be, to which the Subsidiary Goal related.

6.4 Liability for Incentive Compensation Payments. The Company or the Subsidiary, as the case may be, that employed the Participant at the commencement of a Performance Period shall be solely liable for any payments due to a Participant under the Plan with respect to such Performance Period.

ARTICLE VII. MISCELLANEOUS

7.1 No Assignment, Etc. No compensation that may be payable under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance.

7.2 No Right, Title or Interest in Company Assets. To the extent that any person acquires a right to receive payments from the Company or one of its Subsidiaries under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company or the Subsidiary, as the case may be, and such person shall not have any rights in or against any specific assets of the Company or any of its Subsidiaries.

7.3 No Right to Employment. Participation in the Plan with respect to any Performance Period shall not give any person any right to remain in the employ of the Company or any of its Subsidiaries during such Performance Period or at any other time nor shall it give any person the right to be a Participant with respect to any other Performance Period. Neither this Plan nor any document referring to or created in connection with this Plan in any way shall affect the right of the Company and its Subsidiaries to terminate any employee at any time for any reason or no reason.

7.4 Amendment and Termination. Subject to applicable law, the Board may at any time, with or without notice, amend, suspend or terminate the Plan, provided that no amendment that would require shareholder approval pursuant to Section 7.5 shall be effective without such shareholder approval.

7.5 Section 162(m) Compliance. All compensation payable under the Plan to any Participant who is a Covered Employee is intended to qualify as “performance-based compensation” exempt from the $1,000,000 limitation on the deductibility of certain employee compensation set forth in Section 162(m) of the Code. With respect to each Participant who is a Covered Employee and notwithstanding any other provision of the Plan, all Performance Goals, formulas or methods for determining compensation payable upon the attainment of a Performance Goal, other terms and conditions regarding the payment of compensation under the Plan and any actions taken with respect to or affecting each such Participant in connection with the Plan shall be established or taken in such a manner that all compensation payable to a Participant who is a Covered Employee will be exempt from the deduction limitation of Section 162(m). In the event that any provision of the Plan would cause compensation payable to a Covered Employee to be subject to the deduction limitation established by Section 162(m), that provision shall be deemed amended to the extent necessary to permit such compensation to be exempt from the deduction limitation established by Section 162(m).

7.6 Tax Withholding. The Company and its Subsidiaries shall have the right to deduct and withhold from all payments under the Plan all sums required to be withheld by any applicable tax laws and regulations with respect to the payment of any compensation under the Plan.

7.7 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that such laws may be preempted by federal law.

7.8 Effective Date; Term. The Plan shall be effective as of June 28, 2000 and shall remain in effect until terminated by the Board; provided that the Plan shall terminate immediately following the first regularly scheduled meeting of the shareholders of the Company occurring more than 12 months after the date that the Company first becomes a publicly held corporation if the Plan has not been approved by the shareholders of the Company at or prior to such meeting.

APPENDIX B

DELTA APPAREL, INC.

PLEASE SIGN, DETACH
AND RETURN PROXY CARD
IN SUPPLIED ENVELOPE

FOLD AND DETACH HERE

DELTA APPAREL, INC.
ANNUAL MEETING, NOVEMBER 19, 2001

PROXY

Please sign on reverse side and return in the enclosed postage-paid envelope

The undersigned shareholder of Delta Apparel, Inc., a Georgia corporation, hereby constitutes and appoints Robert W. Humphreys, Herbert M. Mueller and E. Erwin Maddrey II, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 19, 2001 at 10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

1. ELECTION OF DIRECTORS:

        FOR all nominees listed below (except as marked to the contrary below)

         WITHHOLD AUTHORITY to vote all nominees listed below

Messrs. W. F. Garrett, C. C. Guy, R. W. Humphreys, J. F. Kane, M. Lennon, E.E. Maddrey II, B. A. Mickel

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee’s name in the space provided below.)

2. Proposal to approve the Delta Apparel Short-Term Incentive Compensation Plan

        FOR                         AGAINST                         ABSTAIN

3. At their discretion upon such other matters as may properly come before the meeting.

A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

(over)

Fold and Detach Here

This proxy is solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of the directors listed on the reverse side of this proxy and for approval of proposal 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October 19, 2001 and the Proxy Statement furnished therewith.

Dated this	day of	2001.

(Seal)

(Seal)

NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing

PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.

APPENDIX C

DELTA APPAREL, INC.

PLEASE SIGN, DETACH
AND RETURN PROXY CARD
IN SUPPLIED ENVELOPE

FOLD AND DETACH HERE

DELTA APPAREL, INC.
ANNUAL MEETING, NOVEMBER 19, 2001

PROXY

Please sign on reverse side and return in the enclosed postage-paid envelope

The undersigned participant in the Savings and Investment Plan of Delta Apparel, Inc., a Georgia corporation, hereby directs Branch Banking & Trust Company, trustee of such Plan, to vote the undersigned’s proportionate share of the shares of common stock of Delta Apparel, Inc. held by such Plan at the Annual Meeting of shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 19, 2001 at 10:00 A.M., and any adjournment or adjournment s thereof, as follows:

1. ELECTION OF DIRECTORS:

        FOR all nominees listed below (except as marked to the contrary below)

        WITHHOLD AUTHORITY to vote all nominees listed below

Messrs. W. F. Garrett, C. C. Guy, R. W. Humphreys, J. F. Kane, M. Lennon, E.E.Maddrey II, B. A. Mickel

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee’s name in the space provided below.)

2. Proposal to approve the Delta Apparel Short-Term Incentive Compensation Plan

        FOR                         AGAINST                         ABSTAIN

3. At their discretion upon such other matters as may properly come before the meeting.

(over)

Fold and Detach Here

These voting instructions are solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, these voting instructions will be deemed to grant authority to vote, and will be voted, for election of the directors listed on the reverse side of this proxy and for approval of proposal 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October 19, 2001 and the Proxy Statement furnished therewith.

Dated this	day of	, 2001.

(Seal)

(Seal)

NOTE: Please sign exactly as name appears at left.

PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU